OMB APPROVAL
OMB NUMBER: 3235-0060
Expires: October 31, 2005
Estimated average burden hours per response: 15

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2003

XO COMMUNICATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-30900	54-1983517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Sunset Hills Road, Reston, Virginia (Address of principal executive offices)		20190 (Zip Code)

Registrant’s telephone number, including area code: 703-547-2000

(Former name or former address, if changed from last report)

Item 5. Other Events.

     XO Communications, Inc. (“XO”) announced on June 30 that the preliminary results of its offer for Senior Secured Loans of Global Crossing, which terminated on June 27, 2003, indicate that approximately $495 million principal amount of such Loans were tendered to XO. With the tendered amount, XO will own approximately $790 million principal amount of the approximately $2.214 billion of such Loans.

     A copy of the June 30, 2003 press release issued by XO is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     Exhibit. XO Communications, Inc.

99.1	Press Release of XO Communications, Inc., dated June 30, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO COMMUNICATIONS, INC

By:	/s/ Wayne M. Rehberger
Name: Wayne M. Rehberger Title: Executive Vice President, Chief Financial Officer

July 1, 2003

Exhibit Index

Exhibit No.	Description

99.1	Press Release of XO Communications, Inc., dated June 30, 2003.